Exhibit 10.3

Zendesk, Inc.

Amendment No. 1 to the

2014 Stock Option and Incentive Plan

THIS AMENDMENT NO. 1 (this “Amendment”) to the Zendesk, Inc. 2014 Stock Option and Incentive Plan, is made and adopted by the Board of Directors (the “Board”) of Zendesk, Inc., a Delaware corporation (the “Company”), effective as of the Effective Date (as defined below). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan (as defined below).

WHEREAS, the Company has previously adopted, and the Company’s stockholders have previously approved, the Zendesk, Inc. 2014 Stock Option and Incentive Plan (as amended from time to time, the “Plan”);

WHEREAS, pursuant to Section 18 of the Plan, the Board has the authority to amend the Plan, subject to certain limitations;

WHEREAS, the Board believes it is in the best interests of the Company and its stockholders to amend the Plan as set forth herein; and

WHEREAS, this Amendment shall become effective upon the approval of this Amendment by the Board on April 26, 2022 (the date of such approval, the “Effective Date”).

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective as of the Effective Date:

1.	Section 3(c) of the Plan is hereby deleted and replaced in its entirety with the following:

“Mergers and Other Transactions. Except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award Certificate, in the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree; provided, however, that in the event of any such assumption or substitution (and unless a particular Award Certificate provides for treatment that is more beneficial), all employees with a title of Vice President or higher immediately prior to any such Sale Event shall constitute “Eligible Employees” for all purposes under that certain Company Change in Control Acceleration Plan (as the same is in effect at such time). To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, (i) all then outstanding Awards held by Eligible Employees pursuant to the Company’s Change in Control Acceleration Plan (“CIC Participants”) shall, and as determined by the Company (in its sole discretion), Awards held by other grantees may, become fully vested (or otherwise vested in accordance with the terms of the grantee’s applicable Award Certificate), provided that in no event shall the level at which Performance-Based Awards shall become vested be less than target performance); (ii) with respect to CIC Participants the Company shall, and with respect to other grantees the Company may (in its sole discretion), make or provide for a cash payment to the respective grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the excess, if any, of (A) the Sale Price, multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights; and (iii) with respect to CIC Participants the Company shall, and with respect to other grantees the Company may (in its sole discretion), make or provide for a cash payment to the respective grantees holding Awards denominated in shares of Stock, in exchange for the cancellation thereof, in an amount equal to (x) the Sale Price, multiplied by (y) the number of shares of Stock subject to such outstanding Awards.”

2.	This Amendment shall be and is hereby incorporated into and forms a part of the Plan.

3.	Except as expressly provided herein, all terms and conditions of the Plan shall continue in full force and effect.